UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 8, 2004


Commission            Registrant; State of Incorporation;     I.R.S. Employer
File Number            Address; and Telephone Number         Identification No.
-----------   -------------------------------------------    ------------------

333-21011     FIRSTENERGY CORP.                                 34-1843785
              (An Ohio Corporation)
              76 South Main Street
              Akron, OH  44308
              Telephone (800)736-3402

1-2323        THE CLEVELAND ELECTRIC ILLUMINATING COMPANY       34-0150020
              (An Ohio Corporation)
              c/o FirstEnergy Corp.
              76 South Main Street
              Akron, OH  44308
              Telephone (800)736-3402

1-3583        THE TOLEDO EDISON COMPANY                         34-4375005
              (An Ohio Corporation)
              c/o FirstEnergy Corp.
              76 South Main Street
              Akron, OH  44308
              Telephone (800)736-3402

Item 5.  Other Events

           On March 8, 2004, FirstEnergy Nuclear Operating Company (FENOC), a wholly owned subsidiary of FirstEnergy Corp., announced that the Davis-Besse Nuclear Power Station has begun the first of a series of steps to safely restart the plant's reactor after an extended outage to replace the reactor head and make other equipment and performance improvements. The startup activities began after FENOC officials today received authorization to restart the plant from the Nuclear Regulatory Commission (NRC). FENOC formally requested startup authorization at the February 12, 2004, NRC 0350 panel meeting in Port Clinton, Ohio. FENOC executives stated that plant personnel had completed the major actions necessary to return Davis-Besse to safe and reliable service.

           The plant will be restarted in a deliberate and controlled manner, with reactor operators incrementally increasing reactor power, stopping at the 50-percent and 100-percent power levels to test equipment and assess operational performance. Also, post-restart assessments will be conducted two weeks and one month after the plant reaches 100-percent power. Operators expect to reach full power within two weeks.

           The NRC granted restart authorization in an order containing several commitments for Davis-Besse. Those requirements include ongoing independent assessments of the site's operational performance, safety culture and safety conscious work environment, and corrective action and engineering programs for five years, as well as visual inspection of the reactor head and lower vessel during the plant's mid-cycle outage, slated in about one year. The Davis-Besse Nuclear Power Station is owned 51.38% by The Cleveland Electric Illuminating Company and 48.62% by The Toledo Edison Company.

         A copy of the press release is attached as Exhibit 99 hereto and is incorporated by reference.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.            Description
-----------            -----------

    99            Press Release issued by FENOC, dated March 8, 2004



         Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and the outcome of governmental investigations, availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits of strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, a denial of or material change to the Company's Application related to its Rate Stabilization Plan, and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2002, its Form 10-Q for the quarter ended September 30, 2003 and under "Risk Factors" in the Prospectus Supplement dated September 12, 2003 to the Prospectus dated August 29, 2003 (which was part of the Registration Statement-SEC File No. 333-103865) and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.

                                    SIGNATURE



             Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



March 8, 2004



                                       FIRSTENERGY CORP.
                                       -----------------
                                          Registrant


                                    THE CLEVELAND ELECTRIC
                                    ----------------------
                                     ILLUMINATING COMPANY
                                     --------------------
                                          Registrant


                                  THE TOLEDO EDISON COMPANY
                                  -------------------------
                                          Registrant









                                   /s/  Harvey L. Wagner
                         ------------------------------------------------
                                        Harvey L. Wagner
                                       Vice President, Controller
                                  and Chief Accounting Officer